As filed with the Securities and Exchange Commission on July 10, 2003
================================================================================

                                  UNITED STATES
                                 SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                             COMMERCE BANCORP, INC.
             (Exact name of registrant as specified in its charter)


        New Jersey                                22-2433468
-----------------------------       --------------------------------------------
 (State of Incorporation)            (I.R.S. Employer Identification No.)

--------------------------------------------------------------------------------

                                 COMMERCE ATRIUM
                               1701 Route 70 East
                              Cherry Hill, NJ 08034
                    (Address of principal executive offices)



                1998 Stock Option Plan for Non-Employee Directors
                            (Full title of the plans)


                                Douglas J. Pauls
                Senior Vice President and Chief Financial Officer
                             Commerce Bancorp, Inc.
                               1701 Route 70 East
                              Cherry Hill, NJ 08034
                                  856.751.9000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of Communications To:

                          Lawrence R. Wiseman, Esquire
                           Loretta A. Damron, Esquire
                                 Blank Rome LLP
                                One Logan Square
                             Philadelphia, PA 19103
                                  215.569.5500

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                                             CALCULATION OF REGISTRATION FEE
========================== ========================= ========================= ======================= =====================

                                                         Proposed Maximum         Proposed Maximum
   Title of Securities     Amount to be Registered           Offering                Aggregate              Amount of
    To be Registered                 (1)                 Price per Share           Offering Price        Registration Fee
-------------------------- ------------------------- ------------------------- ----------------------- ---------------------
Common Stock, par value            500,000                 $40.32(2)             $20,157,500.00 (2)         $1,630.74
$1.00 per share
========================== ========================= ========================= ======================= =====================

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 (1) This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended, based upon the average of high and low prices of Registrant's Common Stock as reported on the New York Stock Exchange on July 9, 2003.

Rule 429 Legend: The prospectus which will be used in connection with the sale of the securities covered by this registration statement issued pursuant to the Commerce Bancorp, Inc. 1998 Stock Option Plan for Non-Employee Directors will also be used in connection with the sale of securities covered in the Registration Statement on Form S-8 (Registration No. 333-57497) filed with the Securities and Exchange Commission ("SEC") on June 23, 1998.


                                  INTRODUCTION

         The purpose of this Registration Statement is to register additional shares of Commerce Bancorp, Inc.'s (the "Registrant" or the "Company") common stock, par value $1.00 per share ("Common Stock"), for issuance pursuant to the 1998 Stock Option Plan for Non-Employee Directors (the "Plan"), and consists only of those items required by General Instruction E to Form S-8.


                                INCORPORATION OF
                     PREVIOUSLY FILED REGISTRATION STATEMENT

         Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-57497, filed with the SEC on June 23, 1998, are incorporated herein by reference.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which the Company has previously filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 31, 2003.

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the Securities and Exchange Commission on May 15, 2003.

         (c) Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2003.

         (d) Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2003.

         (e) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 2002.

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         (f)  The description of the Company's Common Stock contained in the
              Company's Registration Statement on Form S-4 (File No. 333-16263) filed with the Commission on November 15, 1996, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 8.  EXHIBITS

Exhibit Number

         5.1            Opinion of Blank Rome LLP

       * 10.1 Commerce Bancorp, Inc. 1998 Stock Option Plan for Non-Employee Directors (A)

         23.1           Consent of Blank Rome LLP (included in Exhibit 5.1)

         23.2           Consent of Ernst & Young LLP

         24.1           Power of Attorney (included on signature pages)

     -------------

     (A) Incorporated by reference from the Company's Registration Statement on Form S-8 filed June 23, 1998 (Registration No. 333-57497).

     *    Management contract or compensation plan or arrangement.


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                        SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cherry Hill, New Jersey, on the date indicated.

                                           COMMERCE BANCORP, INC.

Date:   July 9, 2003                By:    /S/VERNON W. HILL, II
                                           ----------------------------
                                           Vernon W. Hill, II
                                           Chairman of the Board and President

Each person whose signature appears below hereby authorizes VERNON W. HILL, II or ROBERT C. BECK and each of them, as Attorney-in-fact, to file one or more Amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as VERNON W. HILL or ROBERT C. BECK deem appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints VERNON W. HILL, II or ROBERT C. BECK as attorney-in-fact to execute in his name and on his behalf any such Amendments to this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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                     SIGNATURE                                     CAPACITY                                DATE
                     ---------                                     --------                                ----
              /S/VERNON W. HILL, II
           ------------------------                    Chairman of the Board, President               July 9, 2003
                VERNON W. HILL, II                     and Director
                                                      (principal executive officer)

              /S/ROBERT C. BECK                        Secretary and Director                         July 9, 2003
           ------------------------
                 ROBERT C. BECK


              /S/DONALD T. DIFRANCESCO                 Director                                       July 9, 2003
           ------------------------
              DONALD T. DIFRANCESCO


              /S/JACK R BERSHAD                        Director                                       July 9, 2003
           ------------------------
                 JACK R BERSHAD


              /S/MORTON N. KERR                        Director                                       July 9, 2003
           ------------------------
                 MORTON N. KERR


              /S/STEVEN M. LEWIS                       Director                                       July 9, 2003
           ------------------------
                 STEVEN M. LEWIS



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              /S/GEORGE E. NORCROSS, III               Director                                       July 9, 2003
           ------------------------------
                 GEORGE E. NORCROSS, III


              /S/DANIEL J. RAGONE                      Director                                       July 9, 2003
           ------------------------
              DANIEL J. RAGONE


              /S/WILLIAM A. SCHWARTZ JR.               Director                                       July 9, 2003
           -----------------------------
                 WILLIAM A. SCHWARTZ JR.


                                                       Director                                       July __, 2003
           ---------------------------
                 JOSEPH T. TARQUINI JR.


                                                       Director                                       July __, 2003
              ------------------------
                 FRANK C. VIDEON SR.


              /S/DOUGLAS J. PAULS                      Senior Vice President and Chief                July 9, 2003
              ------------------------                 Financial Officer (principal financial
                 DOUGLAS J. PAULS                      and accounting officer)


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                                  EXHIBIT INDEX


 Exhibit Number          Description
---------------          -----------

         5.1            Opinion of Blank Rome LLP

       * 10.1           Commerce Bancorp, Inc. 1998 Stock Option Plan for
                         Non-Employee Directors (A)

         23.1           Consent of Blank Rome LLP (included in Exhibit 5.1)

         23.2           Consent of Ernst & Young LLP

         24.1           Power of Attorney (included on signature pages)

     -------------

     (A) Incorporated by reference from the Company's Registration Statement on Form S-8 filed June 23, 1998 (Registration No. 333-57497).

     *    Management contract or compensation plan or arrangement.